Exhibit 99.1

INFOOD TECHNOLOGIES OFFERS AQUAPONICS SYSTEMS TO EDUCATION

CUSTOMERS; TARGETING CITY GOVERNMENT TO DEPLOY FOOD OASIS

Pittsburgh, PA, November 29, 2023 – Himalaya Technologies, Inc. (OTC: HMLA; “Himalaya”), through its INFOOD TECHNOLOGIES division (“INFOOD”), today announces its initial standard and premium aquaponics systems offerings to K12 and higher education customers at colleges and universities, with more verticals to follow. MSRP ranges from $15,000 to $25,000, with custom systems ranging as high as six-to-seven figures aided by possible government grants and stimulus money. The Company also activated its INFOOD TECHNOLOGIES website @ https://www.infood.tech/.

INFOOD’s Standard Aquaponics Systems includes the following components and value-added features:

●	F5 complete system
●	Shipping included in continental U.S.
●	Packing/Palletizing
●	1 HID (“High Intensity Discharge”) Light with hanging mechanism
●	Fish net and thermometer (not sure if this is normally sent with the system or not)
●	4 Packs of seeds
●	40-starter pack of fish food
●	2 sheets rockwool grow cubes
●	1 Electric Water Heater
●	6 plant rafts
●	Aquaponics Water Quality Test Kit
●	PH Pen
●	DO Meter
●	1 Seed Germination Kit
●	Support and Documentation
●	3 Tech Support Blocks
●	Aquaponics School Curriculum
●	Assembly and Operation Manuals and SOPs

INFOOD’s Premium Aquaponics System includes the following components and value-added features:

●	F5 complete system
●	Shipping included in continental U.S.
●	Packing/Palletizing
●	2 LED Lights from Mike McGraw with hanging mechanism
●	Fish net and thermometer (not sure if this is normally sent with the system or not)
●	4 Packs of seeds
●	40-starter pack of fish food
●	4 sheets rockwool grow cubes
●	1 Electric Water Heater
●	UV Filter
●	Bis Security Package
●	Fish Tank Window Kit
●	10 Plant Rafts (6 for system, plus 4 spare)
●	Aquaponics Water Quality Test Kit
●	PH Pen
●	DO Meter
●	2 Seed Germination Kits
●	4 packs of sticky traps for pest insect monitoring
●	Support, Training and Documentation:
●	2 Enrollment in the online Aquaponics master Class
●	1 year of the N&P Grower Support Program
●	Aquaponics School Curriculum
●	Assembly and Operation Manuals and SOPs

Global Strategic Vendor Relationship

Founded 40 years ago, INFOOD’s exclusive Aquaponics strategic vendor provides aquaponic systems, supplies, training and support to schools, universities, food banks, individuals and entrepreneurs. Unlike traditional agriculture, these aquaponic systems and methods use 1/6th of the water to sustainably grow 8x more food per acre, without the use of pesticides, herbicides or chemical fertilizers, year-round, in any climate. The aquaponic systems are designed based on scientific research and 25+ years of development, refinement and operation. These systems produce higher quality fish and vegetables with increased production over other food production methods.

Aquaponics Education

In an educational setting, Aquaponics is an excellent means of demonstrating many principles of science, agriculture, nutrition, math and business, in all grade levels from elementary to University. A classroom system will inspire a sense of responsibility and an understanding of food production as students nurture fish and plants. A unit in Aquaponics can be started at the beginning of a semester and run through the entire semester or school year, allowing the educator to present the individual concepts and lessons as the plants and fish develop and grow. All aquaponic systems for schools include proven system designs and parts, a school curriculum, detailed assembly and operation manuals, standard operating procedures, tech support and optional online training programs.

Management Commentary

Said Vik Grover, Himalaya’s CEO: “We are now preparing to enter the sales phase of our INFOOD TECHNOLOGIES launch through online communications, direct mail, video calls, in person meetings, trade shows, and community networking. K12 and colleges/universities are the tip of the iceberg for indoor farming, as an increasing percentage of the world’s food supply moves hyper-local benefiting from the positive economics, high safety levels, and low pollution of local grow facilities including aquaponics. There is a growing trend of educational institutions embracing indoor farming as a means of adding to their curriculum and delivering food products to their student population. We are also in discussions with city government in Pittsburgh, PA for commercial and missionary grow facilities for the downtown population including food disadvantaged citizens. Follow us for further developments as they unfold.”

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company’s debt and equity investors. The Company owns and operates social sites such as Kanab Club (https://www.kanab.club/), plans to launch additional social sites for short-form video and local markets, offers indoor farming solutions under “INFOOD TECHNOLOGIES” (website @ http://www.infood.tech/), and is a minority investment of FOMO WORLDWIDE, INC. (https://www.fomoworldwide.com/; OTC: FOMC).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact:

Vik Grover

(630) 708-0750

info@himalayatechnologies.com